Exhibit 3.1

                    CERTIFICATE OF INCORPORATION

                              OF

          INTEGRATED TRANSPORTATION NETWORK GROUP INC.

          The undersigned incorporator, in order to form a corporation under the General Corporation Law of Delaware, certifies as follows:

          FIRST:    The name of the corporation is Integrated
Transportation Network Group Inc.

          SECOND:   The registered office of the corporation is
to be located at 1013 Centre Road, Wilmington, Delaware, 19805-
1297, New Castle County. The name of its registered agent at that address is Corporation Service Company

          THIRD:    The purpose of the corporation is to engage
in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH:   The corporation shall have the authority to
issue 100 shares of common stock, par value $0.01 per share.

          FIFTH:    The name and mailing address of the
incorporator are as follows:

                    Edward W. Kerson, Esq.
                    Proskauer Rose LLP
                    1585 Broadway
                    New York, New York  10036

          SIXTH:    A director of this corporation shall not be
personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except in the case of (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          SEVENTH: Unless, and except to the extent that, the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

          EIGHTH:   The corporation hereby confers the power to
adopt, amend or repeal bylaws of the corporation upon the directors.

          IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of January, 1998.


                                /s/ Edward W. Kerson
                              ----------------------------
                              Edward W. Kerson
                              Sole Incorporator



































                    CERTIFICATE OF AMENDMENT

                              OF

                    CERTIFICATE OF INCORPORATION

                              OF

          INTEGRATED TRANSPORTATION NETWORK GROUP INC.

          Pursuant to section 242 of the Delaware General
Corporation Law

          The undersigned, Zhi-Jian Wu, chairman of the board of Integrated Transportation Network Group Inc., a Delaware corporation, certifies as follows:

          1. Article FOURTH of the certificate of incorporation of the corporation is amended to read in its entirety as follows:

               "FOURTH: The corporation shall have authority to issue 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. The board of directors may authorize the issuance from time to time of preferred stock in one or more series and with such designations, preferences, relative, participating, optional and other special rights, and qualifications, limitations or restrictions (which may differ with respect to each series) as the board may fix by resolution."

          2.   This amendment was duly adopted in accordance with
section 242 of the Delaware General Corporation Law.



June 26, 1998


                                          /s/ Zhi-Jian Wu
                                        Zhi-Jian Wu
                                        Chairman of the Board